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                                                                  Exhibit 10.15

                       SECOND AMENDMENT TO LEASE AGREEMENT
                       -----------------------------------

     THIS SECOND AMENDMENT TO LEASE AGREEMENT ("Second Amendment") is made and entered into as of 26th day of MAY, 2000, but shall be deemed to be retroactively effective as of March 30, 2000, by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation ("Landlord"), and CELLIT, INC., a Florida corporation ("Tenant").

                                  WITNESSETH:

     WHEREAS, Tenant and Landlord's predecessor in interest, Codina West Dade Development Corp., No. 4. a Florida corporation, entered into that certain Lease Agreement dated as of February 23,1999 (the "Lease Date"), as amended by that certain First Amendment to Lease Agreement dated as of March 30, 2000 (the "First Amendment") (as so amended, the "Lease") with respect to therein described space comprising 27,058 rentable square feet (the "Original Premises") located in the building known as Westside Plaza II, 8300 Northwest 33rd Street, Miami, Florida 33122 (the "Building"); and

     WHEREAS, Landlord and Tenant desire to amend the Lease pursuant to the terms and conditions hereinafter set forth in this Second Amendment.

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants contained herein and in the Lease, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

1(a). THE FIRST AMENDMENT IS HEREBY SUPERCEDED BY THIS SECOND AMENDMENT AND BY OPERATION OF THIS SUCCESSION, THE FIRST AMENDMENT SHALL BE OF NO FURTHER FORCE AND EFFECT.

1(b). Confirmation and Acknowledgment. Tenant hereby acknowledges that the
      -------------------------------
Original Premises, and all tenant finish items to be completed by the Landlord (or Landlord's contractors), including, but not limited to, the provisions of
Section 45 of the Lease and Exhibit B to the Lease, have been satisfactorily completed in every respect, and Tenant has accepted the Original Premises as complete and ready for the uses intended as set forth in the Lease. The foregoing sentence shall not compromise Landlord's obligations pursuant to Sections 10(b) and 10(c) of the Lease. A certificate of occupancy for the Original Premises was delivered on June 30, 1999 and therefore, the Commencement Date is July 1, 1999 and the Expiration Date is December 31, 2004. Landlord is not responsible for "Relocation Costs" and the "Termination Option" did not ripen each as set forth in Section 2(a) of the Lease. Rent commenced under the Lease as of January 1, 2000 [after the expiration of the Six (6) month free rent period]. The provisions of this Section satisfy the requirement that the parties enter into a letter agreement in the form attached to the Lease as Exhibit C, as required by Section 2(a) of the Lease.

2. Original Premises. Landlord and Tenant hereby agree that the Lease contained
   -----------------
a scrivener's error with respect to the number of rentable square feet contained in the Original Premises. Effective as of the Lease Date

     (a) The Original Premises shall be deemed to include 27,204 rentable square feet for all purposes under the Lease. Tenant's Share shall be deemed to be 25.96%, and the Base Rent - initial Term schedule set forth in Section 4 of the Basic Lease Provisions is revised as follows:

                                    Rate per Rentable Square Foot of
Lease Year (in months)                        the Premises
---------------------               --------------------------------
  01/01/99-12/31/99                              $ 0.00
  01/01/00-12/31/00                              $15.17
  01/01/01-12/31/01                              $15.70
  01/01/02-12/31/02                              $16.24
  01/01/03-12/31/03                              $16.81
  01/01/04-12/31/04                              $17.40

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     (b)  Notwithstanding the fact that the allowances made available pursuant to Sections 45 (a)(iii) and 45 (b) were calculated based upon 27,058 rentable square feet, Tenant shall not be entitled to any additional allowances based upon the increased rentable square footage due to the scrivener's error.

     (c)  The schedule set forth in Section 2(b) is hereby revised as follows:

                                  Rate per Rentable Square Foot of the
  Option Term Lease Year                        Premises
----------------------            ------------------------------------
           1                                     $18.10
           2                                     $18.73
           3                                     $19.39
           4                                     $20.07
           5                                     $20.77

     (d) Section 13(a) is revised to delete the number 105,403 and to insert in lieu thereof 104,799.

3.   Expansion.
     ----------

     a. Effective as of April 1, 2000, the Original Premises shall be increased for all purposes under the Lease (except as set forth in Section 3(f) hereof) by 765 rentable square feet located on the first floor of the Building as shown on Exhibit A attached hereto and made a part hereof (the "Expansion Space"). Effective as of the Expansion Effective Date, Item 2 of the Basic Lease Provisions attached to the Lease and Section 1 of the Lease Agreement shall be amended to reflect the addition of the Expansion Space, and the Original Premises shall thereafter contain for all purposes under the Lease (except as set forth in Section 3(f) hereof), 27,969 rentable square feet, and Tenant's Share (Item 5 of the Basic Lease Provisions to the Lease) shall thereafter be 26.69%. The provisions of Section 8 of the Lease shall apply to the Expansion Space with one exception: the Expansion Space may be used as storage space for general storage [provided such general storage is in accordance with any requirements of Florida Power and Light (or any similar entity having jurisdiction over the Building) used in accordance with such reasonable rules and regulations as may be imposed by Landlord from time to time] and/or storage of a UPS battery system, HVAC air handlers and other electrical requirements incidental to Tenant's use, in accordance with the terms of the Lease, of the Original Premises. Tenant will not be charged a fee for the right to install equipment for Tenant's power usage in the main electrical room located on the first floor of the Building so long as such installation is in common with other tenants of the Building and Landlord.

     b. The term for the Expansion Space shall commence on April 1, 2000 and shall expire on December 31, 2004, coterminous with the Term for the Original Premises.

     c. Effective as of April 1, 2000, Base Rent for the Expansion Space shall be paid in accordance with the Lease, except that it shall be calculated not in accordance with the schedule set forth at Section 4 of the Basic Lease Provisions attached to the Lease (as modified above), but in accordance with the following schedule:

                                          Rate Per Rentable Square Foot per
               Period                                   Annum
-----------------------------------       ---------------------------------
April 1, 2000 - May 31, 2000                           $ 0.00
June 1, 2000 - December 31, 2000                       $14.00
January 1, 2001 - December 31, 2001                    $14.49
January 1, 2002 - December 31, 2002                    $15.00

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January 1, 2003 - December 31, 2003                    $15.53
January 1, 2004 - December 31, 2004                    $16.07

     d. Except as set forth in Section 3(f) hereof, all other charges and expenses under the Lease which are or will be applicable to the Original Premises (excluding the Expansion Space) shall be applicable to both the Expansion Space and the Original Premises from and after April 1, 2000. Notwithstanding the foregoing to the contrary, Tenant shall not be responsible for Tenant's Share of Operating Expenses attributable to the Expansion Space for the months of April, 2000 and May, 2000.

     e. On or before April 1, 2000, Tenant shall deposit with Landlord the amount of $1,785.00 to be added to the existing Cash Deposit, and from and after such date the Cash Deposit shall be deemed to include, in addition to the amount set forth in the Lease, the foregoing amount for all purposes under the Lease.

     f. The following provisions of the Lease shall either not apply to or be modified in their application to the Expansion Space, as set forth below:

          (i) The construction provisions of the Lease shall not apply to the Expansion space;

          (ii) The determination of the number of parking spaces available to Tenant pursuant to Section 34 of the Lease shall not be adjusted following the addition of the Expansion Space to the Original Premises, with Tenant remaining entitled to use up to 136 total spaces;

          (iii) Commencing on April 1, 2000 and continuing through the remainder of the Term, Tenant shall be responsible for and shall promptly pay directly to the supplier as billed as costs and charges for electricity, janitorial services and any other utility or service used in, consumed in or servicing the Expansion Space. If Tenant fails to pay any such costs or charges Landlord may, at its option and upon reasonable notice to Tenant and in addition to any other remedies, pay the same and in such event, the amount of such payment, together with interest thereon at the lower of eighteen percent (18%) per annum or the highest rate permitted by applicable law from the date of such payment by Landlord, will be added to Tenant's next due payment, as Additional Rent;

          (iv) The services to be furnished by Landlord pursuant to Section 20(a) shall not be furnished by Landlord with respect to the Expansion Space. Tenant shall be responsible for all utilities or services used in, consumed in or servicing the Expansion Space;

          (v) The following additional item shall be deemed to be an "Excluded Expense", as defined in Section 13 of the Lease;

          "the costs and charges for electrical service, janitorial service and HVAC maintenance costs paid by Tenant and attributable to 689 usable square feet of the Expansion Space (as defined in this Second Amendment)"

4. The provisions of the Work Letter attached to this Second Amendment as Exhibit B are hereby incorporated by this reference.

5. Intentionally Deleted.

6. Tenant and Landlord each represent to the other that they have dealt with no broker, finder real estate agent or other person entitled to a commission, fee or other compensation in connection with or as a result to this Second Amendment or the transactions contemplated hereby or hereunder other than Codina Realty Services, Inc., Oncor International and Cushman & Wakefield of Florida, Inc., the fees for which

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shall be paid by Landlord pursuant to a separate agreement. Each party hereby indemnifies the other and holds the other harmless from any and all claims, losses, costs and damages (including reasonable attorneys' fees) arising in connection with the breach of aforesaid representation.

7. Landlord and Tenant affirm and covenant that each has the authority to enter into this Second Amendment, to abide by the terms hereof, and that the signatories hereto are authorized representatives of their respective entities empowered by their respective entities to execute this Second Amendment.

8. To the extent the provisions of this Second Amendment are inconsistent with the Lease, the terms of this Second Amendment shall control.

9. Except as expressly amended or modified herein, all other terms, covenants and conditions of the Lease shall remain in full force and effect.

10. The conditions, covenants, and agreements contained herein shall be binding upon the parties hereto and their respective successors and assigns.

11. Any terms used in this Second Amendment as defined terms, but which are not defined herein, shall have the meanings attributed to those terms in the Lease.

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     IN WITNESS WHEREOF, the parties herein have hereunto set their hands and seals, the day and year first above written.

WITNESS TO LANDLORD:                    LANDLORD:

                                        THE PRUDENTIAL INSURANCE COMPANY
/s/ Pete Miranda                        OF AMERICA, a New Jersey corporation
---------------------------
Print Name: Pete Miranda                By: Codina Real Estate Management, Inc.,
           ----------------             its Agent


/s/ Yanet Roses                         By: /s/ William T. Wassey
---------------------------                 -------------------------
Print Name: Yanet Roses                 Print Name: William T. Wassey
           ----------------             Title: President

WITNESSES TO TENANT:                    TENANT:

                                        CELLIT , INC., a Florida corporation
/s/ Sylvie Brunner
--------------------------
Print Name: Sylvie Brunner              By: /s/ Alexandra Tellez
           ---------------                  -------------------------
                                        Print Name: Alexandra Tellez
                                                   ------------------
/s/ Jeanette Beibswingert               Title: President & CEO
--------------------------
Print Name: Jeanette Beibswingert
           ----------------------

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                                    EXHIBIT A
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